EXHIBIT A(1)(a)

MASTER TRUST AGREEMENT

between

OLDEN LANE SECURITIES LLC,
as Depositor

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

Dated as of February 10, 2015

MASTER TRUST AGREEMENT

This Master Trust Agreement is dated as of February 10, 2015, and is between Olden Lane Securities LLC, as Depositor and Wilmington Trust, National Association, as the Trustee.  The Trust created by this Trust Agreement shall be governed by the terms of this Trust Agreement and, each Series created within the Trust shall be governed by the respective Series Supplement and this Trust Agreement.

WHEREAS, the Trust may from time to time create Series of Olden Lane Trust, each of which Series is to be a unit investment trust registered under the Investment Company Act of 1940, as amended, all as provided in this Trust Agreement;

WHEREAS, the assets and specific terms of each Series shall be as set forth in the applicable Series Supplement, Series MSA Supplement, and Master Services Agreement;

WHEREAS, this Trust Agreement and each Series Supplement sets forth the general authority, powers and duties of the Trust and are to be interpreted in the broadest manner; and

WHEREAS, all such authorities, powers and duties are subject to the conditions, covenants, procedures, timing and supplemental provisions, all as specified in the Master Services Agreement and for each Series, the related Series MSA Supplement.

NOW, THEREFORE, the parties hereto, hereby agree:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01.  Definitions.  The following terms when used in this Trust Agreement have the following meanings unless the context clearly indicates otherwise.  Terms used in this Trust Agreement and not defined in this Article I, shall have the meanings assigned to such terms in the Master Services Agreement substantially in the form attached as Exhibit B hereto.

“Act” means the Delaware Statutory Trust Act, as amended from time to time.

“Depositor” means Olden Lane Securities LLC, as depositor under this Trust Agreement and each of the Series Supplements and any successors thereto or assigns thereof.

“Code” shall have the meaning specified in Section 4.07(b) of this Trust Agreement.

“Master Services Agreement” means the Master Services Agreement among the Trust, Custodian, Transfer Agent, Administrator, Depositor, Evaluator and Supervisor, substantially in the form attached as Exhibit B hereto including any schedules, exhibits, annexes or other attachments thereto, as amended and supplemented from time to time.

“Person” means an individual, association, unincorporated organization, corporation, partnership, limited liability company, joint venture, trust or a government or an agency or a political subdivision thereof, or any other entity or organization, whether or not a legal entity.

“Reimbursable Expenses” shall include, but are not limited to, the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Series Supplement, Master Services Agreement, Series MSA Supplement, and any other documents relating to that Series of Trust, the cost of the negotiation and preparation of any Derivative Agreements and any other related agreements, securities regulators, commodities regulators and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of that Series of Trust, the costs of a portfolio consultant, if any, licensing fees, if any, the initial fees and expenses of the Trust Agents/Independent Contractors, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Reimbursement Expenses shall also include any other expenses specified in a Series MSA Supplement.

“Series” means each separate series of beneficial interests in a segregated pool of assets of the Trust with the characteristics assigned thereto in the Act; each Series shall be as described in and be composed of the assets and rights described in the Series Supplement bearing the applicable series designation.

“Series MSA Supplement” shall mean with respect to each Series of Trust and related Series of Units, the related supplement to the Master Services Agreement among the Trust, Custodian, Transfer Agent, Administrator, Depositor, Evaluator and Supervisor pertaining to such Series of the Trust and related Units which are governed by the Master Services Agreement, including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time.

“Series Supplement” means with respect to each Series created pursuant to this Trust Agreement, the Series Supplement executed and delivered by the Depositor on behalf of the related Series in connection with the creation of such Series substantially in the form of Exhibit A including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time.

“State” means the State of Delaware.

“Trust” means the Delaware statutory trust created by this Trust Agreement.

“Trust Agents/Independent Contractors” shall have the meaning specified in Section 3.01 of this Trust Agreement.

“Trust Agreement” means this Master Trust Agreement, dated as of February 10, 2015, as amended from time to time.

“Trustee” means Wilmington Trust, National Association, appointed as trustee pursuant to the terms of this Trust Agreement, and any successors thereto or assigns thereof.

Section 1.02.  Rules of Construction.  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Trust Agreement:

(a)  Words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

(b)  The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Trust Agreement nor shall they affect its meaning, construction or effect.

(c)  The words “hereof,” “herein,” “hereto” and other words of similar import in the Trust Agreement shall mean “in” and “under” this Trust Agreement and the exhibits hereto but shall not, unless expressly stated, include any Series Supplement, the Master Services Agreement, or any Series MSA Supplement.

ARTICLE II

CREATION OF TRUST

Section 2.01.  Creation. A statutory trust with the name set forth in Section 2.03, is hereby created under the laws of the State.  The Trustee shall execute and file with the Secretary of State of the State the certificate of trust in the form attached as Exhibit C to this Trust Agreement.  The Trust shall constitute a statutory trust under the Act.  This Trust Agreement together with the Series Supplements shall constitute the governing instrument of the Trust.

Section 2.02.  Series and Segregation of Assets.  The Trust shall be composed of one or more separate series of beneficial interests in one or more segregated pools of assets of the Trust pursuant to Section 3806(b)(2) of the Act and each Series shall be a separate series of the Trust within the meaning of Sections 3804(a) of the Act.  As such, separate and distinct records shall be maintained by the Trust for each Series and the assets of the Trust associated with each Series shall be held in such separate and distinct records (directly or indirectly through a nominee or otherwise) and accounted for by the Trust in such separate and distinct records separately from the general assets of the Trust or any other Series.

(a)  The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series. Further, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of any other Series.

(b)  Each Series Supplement shall contain a provision substantially similar to Section 2.02(a) above.

(c)  Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust to be filed in the Office of the Secretary of State of the State and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804(a) of the Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804(a) of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

(d)  Each contract and agreement entered into by the Trust shall state the Series to which such contract or agreement relates and shall contain an express provision to the effect that all liabilities and obligations under such contract or agreement shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or the assets of any other Series; provided, however, the absence of such a provision in any contract or agreement shall not be deemed to adversely affect the limitation on interseries liability as set forth in this Section.

(e)  Units representing the ownership of an undivided beneficial interest in one Series of Trust shall not be exchangeable for Units representing the ownership of an undivided beneficial interest in any other Series of Trust except as provided in Section 5.14 herein.

Section 2.03.  Name.  The name of the Trust is Olden Lane Trust in which name the Trust shall own its assets, enter into contracts, engage in business and sue and be sued. The Depositor may change the name of the Trust by causing the Trustee to execute and file a certificate of amendment or a restated certificate of trust pursuant to the Act.

Section 2.04.  Purpose.  The purpose of the Trust is, and the Trust shall have the power and authority, to engage, by Series (each of which Series is to be a unit investment trust registered under the Investment Company Act of 1940, as amended), in the following activities, and only in such activities: (a) purchasing or otherwise acquiring, owning, holding and selling (whether itself or through agents) the Securities and/or Derivatives Transactions and other assets specified in the Series Supplements or otherwise acquired for the Series pursuant to the Master Services Agreement and relevant Series MSA Supplements, (b) creating, issuing and selling Units as provided herein, and in the Series Supplements, Series MSA Supplements and Master Services Agreement and making any such filings and applications with any governmental authority and self-regulatory organization as may be necessary or incidental to the purposes of the Trust, (c) collecting the payments on (and making payments on, when applicable) the Securities and Derivatives Transactions, (d) paying Reimbursable Expenses of the Series, and distributing amounts due on the Securities and Derivatives Transactions (or making payments thereon) of the respective Series all as provided herein and in the Series Supplements, Series MSA Supplements and Master Services Agreement, (e) engaging Trust Agents/Independent Contractors and such other persons as necessary as agents and/or independent contractors to perform services on behalf of the Trust as required by and pursuant to the terms of the Master Servicing Agreement and Series MSA Supplements, (f) borrowing funds as contemplated by the Series MSA Supplements and Master Services Agreement and securing any borrowing or other obligation of the respective Series by pledge or otherwise, and (g) such other activities as may be authorized or required by the terms herein and in the Series Supplements, Master Services Agreement and Series MSA Supplements in connection with the acquisition and administration of the assets of the Trust and the making of distributions to Unitholders of Securities.  The Trust shall engage only in the foregoing activities and subject to the foregoing restrictions.

Section 2.05.  Inconsistent Action. Neither the Trustee nor the Depositor shall take any action that is inconsistent with the purposes of the Trust.  The Depositor shall not direct the Trustee to take any action that is inconsistent with the purposes of the Trust.

Section 2.06.  Administration of the Trust; Execution of Documents and Instructions of Depositor, Supervisor and Evaluator.

(a)  Pursuant to Section 3806 of the Act, the Trust shall be supervised and administered by the Depositor, the Supervisor and the Evaluator in connection with such activities as may be authorized or required by the terms herein and in the Series Supplements, Master Services Agreement and Series MSA Supplements, including in connection with the acquisition and administration of the assets of the Trust and the making of distributions to Unitholders of Securities.  Each of the Depositor, the Supervisor or the Evaluator shall have and may exercise, at any time, in the name of the Trust or on the Trust’s behalf, all powers that it deems necessary, useful or desirable to carry on the activities of the Trust or to carry out the provisions of this Trust Agreement (subject to the other provisions of this Trust Agreement), even if such powers are not specifically provided for herein. The Depositor, the Supervisor or the Evaluator shall not be subject to the supervision or control of the Trustee, and the Trustee shall not have any liability for the acts or omissions of the Depositor, the Supervisor or the Evaluator.

(b)  Each of the Depositor, the Supervisor and the Evaluator are hereby authorized to execute and deliver documents related to or on behalf of the Trust and each Series, including without limitation the Master Services Agreement, Series MSA Supplement, Derivatives Agreement, Series Supplement, Unit Certificates, governmental filings, tax returns, regulatory filings and all other documentation to effect the purposes in Section 2.04 herein and all such documents so executed and delivered by the Depositor, the Supervisor or the Evaluator shall be valid obligations of the Trust and with respect to the respective Series.

(c)  Each of the Depositor, the Supervisor and the Evaluator is hereby authorized to deliver all and any instructions, directions, clarifications and all such documents (and if necessary execute and deliver documents related thereto) on behalf of the Trust and each Series, including without limitation the Master Servicing Agreement, Series MSA Supplement, Derivatives Agreement, Series Supplement and any other relevant documents.

ARTICLE III

ENGAGEMENT OF AGENTS AND INDEPENDENT CONTRACTORS

Section 3.01.  Engagement of Agents and Independent Contractors.  The Trust is authorized to engage the Custodian, Transfer Agent and Administrator and such other persons as necessary as agents and/or independent contractors to perform services on behalf of the Trust as required by and pursuant to the terms of the Master Servicing Agreement and Series MSA Supplement.  The Trust is also authorized to engage the Depositor, the Supervisor, and the Evaluator and other persons to manage the affairs of the Trust, and/or perform services on behalf of the Trust as agents and/or independent contractors to perform services on behalf of the Trust as required by and pursuant to the terms of the Master Services Agreement and Series MSA Supplement, and any Derivatives Agreement or other such documents to which the Trust may be a party.  All such parties shall collectively be referred to as the “Trust Agents/Independent Contractors.”

ARTICLE IV

DEPOSIT, ACCEPTANCE, AND THE FORM AND ISSUANCE OF UNITS

Section 4.01.  Initial Date of Deposit.  For each Series of Trust, on the date of the related Series Supplement for the related Series, the Depositor will deliver Trust assets for that Series with the Custodian consisting of Securities, Contract Securities, Letters of Credit and other assets identified in the related Series Supplement.

Section 4.02.  Subsequent Deposits.  For each Series of Trust, from time to time following the Initial Date of Deposit, the Depositor may deliver Trust assets for that Series with the Custodian consisting of, Securities, Contract Securities, Letters of Credit, Cash and other assets.  For a given Series, the Depositor may also, on any Trade Date, subscribe for additional Units of the related Series, provided that the Depositor concurrently with such subscription enters into Unit Sale Contracts with the purchaser’s obligations under the Unit Sale Contracts guaranteed by the National Securities Clearing Corporation and use the proceeds thereof to purchase the related Securities and other assets of the Series Trust.

Section 4.03.  Curative Action for Non Delivery.  For each Series of Trust, the Depositor shall deliver the Securities which were not delivered concurrently with the Deposit of Trust assets within the time period specified in the Master Services Agreement.  If for any reason the Securities are not delivered to the Custodian on behalf of related Series of Trust by the end of such period, the Trustee authorizes the Depositor, and Depositor will, take curative action specified in the Master Services Agreement.

Section 4.04.  Custodian.  The Trust will appoint the Custodian and irrevocably authorize the Custodian to effect registration or transfer of the Securities of each Series in fully registered form to the name of the Custodian or to the name of its nominee or to hold the Securities in a clearing agency registered or exempt from registration with the Securities and Exchange Commission, a foreign sub-custodian or otherwise, as provided in and subject to the requirements of the Master Services Agreement and relevant Series MSA Supplement for the benefit of the Trust.

Section 4.05.  Derivative Agreements.  With respect to a Derivatives Trust Series, on the date of the Series Supplement as well as on the date of any Deposit of additional Securities to a Derivatives Trust Series, the Trust with respect to the related Series of Trust is authorized to enter into one or more Derivative Transactions on behalf of such related Series of Trust and Depositor, on behalf of the Trust, is authorized to execute and deliver the Derivative Agreements (or additional Derivatives Agreements in the case of any Deposit of additional Securities) identified in the Series Supplement on behalf of the related Series of Trust. In connection therewith the Trust shall comply with any applicable restrictions or requirements under the Investment Company Act of 1940, as amended. Each Derivatives Agreement shall comply with the requirements therefor set forth in the relevant Series MSA Supplement and Master Services Agreement.

Section 4.06.  Rights and Remedies under Derivative Agreements.  With respect to a Derivatives Trust Series, the Trust with respect to the related Series of Trust and/or Depositor are authorized to, and may take such action and exercise such rights or remedies of the related Series of Trust pursuant to Derivative Agreements as it shall from time to time determine to be in the best interests of that Series of Trust and its related Unitholders.

Section 4.07.  Execution, Delivery and Authentication of Units; Splits and Reverse Splits of Units; Transfer or Interchange of Units.

(a)  If requested by Depository Trust Company, as of the Initial Date of Deposit for a given Series of Trust, subject to the conditions in the Master Services Agreement and Series MSA Supplement, the Depositor on behalf of the Trust shall execute and deliver the Unit Certificates substantially in the form attached hereto as Exhibit D and shall cause the Transfer Agent to record on its books the appropriate number of Units.

(b)  The Depositor is authorized to execute and deliver on behalf of the Trust from time to time Series Supplements and thereby create a separate Series of the Trust for the purposes of issuing and selling the related Series of Units.  Each Series Supplement shall be in substantially the form attached hereto as Exhibit A, and shall, in general set forth the economic provisions of each Series of Units, including:  (i) the Securities deposited in that Series of Trust, (ii) the number of Units delivered by the Trust Agents/Independent Contractors on the Initial Date of Deposit pursuant to Section 2.03 in the Master Services Agreement, (iii) the undivided beneficial interest represented by each Unit, (iv) the Underlying Asset to Unit Ratio of each asset for that Series of Trust on the Initial Date of Deposit, (v) the Record Dates, (vi) the Distribution Dates, (vii) the Deferred Sales Charge Payment Dates, if any, (viii) the definition of Business Day, (ix) the Mandatory Termination Date, (x) whether the Trust shall file an election for that Series of Trust to be taxable as a RIC, as defined in Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), (xi) the Depositor’s, Supervisor’s and Evaluator’s compensation, if any, (xii) the compensation of each of the Custodian, the Transfer Agent and the Administrator, (xiii) the License Fees, if any, and terms of payment, (xiv) the Initial Date of Deposit, (xv) the initial offering period and Organization Expense Period, (xvi) unless the related Series MSA Supplement provides that no Unitholder will be eligible for an in-kind distribution of Securities pursuant to Section 6.02 in the Master Services Agreement, the minimum number of Units a Unitholder must redeem in order to be eligible for such in-kind distribution, (xvii) when applicable, that Section 6.04 in the Master Services Agreement shall apply to that Series of Trust, (xviii) if that Series of Trust is a Derivatives Trust Series, the identification of the Derivative Counterparty or Derivative Counterparties, Derivative Agreement(s) and Derivative Transaction(s), and the mechanics thereof included in a Credit Support Agreement, (xix) if that Series of Trust shall be subject to termination should it have a Trust Series Evaluation of less than the specified minimum value at the specified time, and (xx) any specific terms pertaining to the Units of that Series of Trust.

(c)  On any day on which the Depositor is the only Unitholder, the Trust may increase the number of Units through a split of the Units or decrease the number of Units through a reverse split thereof.

(d)  Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Transfer Agent, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company and Units may only be transferred in accordance with procedures of Depository Trust Company and its participants.

With respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), (a) the Trust, the Transfer Agent and the Depositor may treat the Depository Trust Company as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Transfer Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by the Depository Trust Company (or any participant in the Depository Trust Company), (ii) the delivery to any beneficial owner of such Units (other than the Depository Trust Company) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than the Depository Trust Company) of any amount payable or other property distributable with respect to such Units, (iv) the failure of the Depository Trust Company (or any participant in the Depository Trust Company) to effect any transfer of Units, or (v) any other act or omission of the Depository Trust Company (or any participant in the Depository Trust Company).

A sum sufficient to pay any tax or other governmental charge that may be imposed on the Transfer Agent in connection with any such transfer or interchange of Units shall be paid by the related Unitholder to the Transfer Agent.

ARTICLE V

ADMINISTRATION

Section 5.01.  Reimbursement of Initial Costs.  The Depositor on behalf of the Trust is authorized to reimburse the Depositor for the cost of organizing each Series of Trust and the sale of the related Units to the extent provided in the Master Services Agreement.  The Depositor on behalf of the Trust is further authorized to pay directly third parties for the cost of providing goods or services to the Trust or any Series of Trust to the extent provided in the Master Services Agreement or any Series MSA Supplement.  The Depositor on behalf of the Trust is authorized to sell Securities and terminate Derivative Transactions for such reimbursement.

Section 5.02.  Filings.  The Depositor on behalf of the Trust is authorized to prepare and to execute and deliver on behalf of the Trust for filing with the Securities and

Exchange Commission or any other governmental or self-regulatory organization such regulatory, legal documentation and/or filings as it shall deem necessary.

Section 5.03.  Accounts and Distributions.  For a given Series of Trust, the Depositor on behalf of the Trust shall establish such accounts with the Custodian as it deems necessary for the debit and credit of the Series of Trust’s assets, the distribution and/or reserve thereof, in kind or in cash to the related Unitholders, Trust Agents/Independent Contractors and other relevant parties.  For a given Series of Trust, the Depositor on behalf of the Trust is authorized to borrow monies therefor.

Section 5.04.  Unitholders of Record Entitled to Distributions.  For any given Series of Trust, for the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trust Agents/Independent Contractors at the close of business on each related Record Date shall be conclusively entitled to such distribution.

Section 5.05.  Statements.  For a given Series of Trust, the Depositor on behalf of the Trust is authorized to retain Trust Agents/Independent Contractors to prepare such reports and statements as described in the Master Services Agreement and Series MSA Supplement.

Section 5.06.  Sale of Securities; Liquidation of Credit Support; Termination of Derivative Transactions; Exercise of Rights.  For a given Series of Trust, the Depositor on behalf of the Trust is authorized to sell, liquidate, transfer, terminate or otherwise dispose of Securities or Derivative Transactions at such price and time and in such manner as it shall determine and to exercise any rights and powers of that Series of Trust as a party to a Derivative Agreement, Credit Support Agreement or any other agreement to which that Series of Trust is a party under the terms and conditions specified in the terms of the Master Services Agreement and Series MSA Supplement.

Section 5.07.  Liability of Depositor.

(a)  The Depositor shall have no implied duties, including any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust assets, or to otherwise take or refrain from taking any action under, or in connection with, the Trust, this Trust Agreement or any document contemplated hereby to which the Depositor or the Trust is a party, except as expressly provided by the terms of this Trust Agreement, any Series Supplement, the Master Services Agreement and any Series MSA Supplement.  To the extent that, at law or in equity, the Depositor has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Unitholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Depositor expressly set forth in this Trust Agreement.

(b)  The Depositor shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Trust Agreement, any Series Supplement, the Master Services Agreement and any Series MSA Supplement, except that such limitation shall not relieve the Depositor of any personal liability it may have to the Trust or the Unitholders for the Depositor’s own bad faith, willful misconduct or gross negligence in the performance of its express duties under this Trust Agreement.

Section 5.08.  Voting of Securities.  The Depositor on behalf of the Trust is authorized to take any action that may be taken by holders of the Securities or refrain therefrom as provided in the Master Services Agreement and Series MSA Supplement.

Section 5.09.  Compensation for Services Provided by the Evaluator, Supervisor and Depositor.  The Trust is authorized to pay compensation to the Supervisor, Evaluator and Depositor as provided in the Master Services Agreement and Series MSA Supplement.

Section 5.10.  Deferred Sales Charge, Creation and Development Fee and Other Fees and Charges.  The Depositor on behalf of the Trust is authorized to pay Deferred Sales Charge, Creation and Development Fee and other fees, expenses and charges as provided in the Master Services Agreement and Series MSA Supplement.  The Depositor on behalf of the Trust is authorized to pay any other fees, expenses, indemnities and other charges to the Trust Agents/Independent Contractors and other third parties as provided in the Master Services Agreement and Series MSA Supplement.  The Trust with respect to any Series of Trust may borrow monies from the Custodian for these and other purposes as provided in the Master Services Agreement and Series MSA Supplement.

Section 5.11.  Tax Matters.

(a)  Each Series of Trust is authorized to file claims for exemptions or refunds with respect to foreign taxes.  The Depositor on behalf of the Trust is authorized to make such annual or other reports, make such elections and file such tax returns as may from time to time be required under applicable state or federal statute or rule or regulation thereunder.

(b)  Each Series of Trust is authorized to elect to be treated and to qualify as a RIC or Grantor Trust for U.S. federal income tax purposes, and the Depositor on behalf of each Series of Trust is authorized to make such elections and take all actions, including any appropriate election to be taxable as a such, as shall be necessary to effect such qualification.

Section 5.12.  Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Derivative Counterparty; Foreign Currency Exchange.  The Depositor on behalf of the Trust is authorized to direct transactions to such brokers or dealers and Derivative Counterparties as it selects.  The Depositor may act as broker or agent for the Trust to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations.

Section 5.13.  Redemptions; Purchases by Depositor.

(a)  Any Unitholder may tender Units to the Trust for redemption and such redemption shall be made no later than the seventh calendar day following the day on which tender for redemption is made (the “Redemption Date”).  The Trust will pay on the Redemption Date the cash equivalent to the Unit Value multiplied by the number of Units registered in the name of the tendering Unitholder (herein called the “Redemption Price”), all as further provided in the Series MSA Supplement and the Master Services Agreement.

(b)  Each Series of Trust is authorized to make In-Kind Distributions to the extent set forth in the Series MSA Supplement and the Master Services Agreement.

(c)  The Trust may suspend the right of redemption for Units of a Series of Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the occurrence of certain events as set forth in the Series MSA Supplement and the Master Services Agreement.

(d)  The Trust is authorized to offer and Depositor shall have the right to purchase Units tendered for redemption by payment to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Custodian to such Unitholder. The Depositor may at the option of the Depositor tender such Unit for redemption.

(e)  The Trust is authorized to sell such of the Securities held in such Series of Trust and terminate Derivative Transactions of such Series of Trust to fund redemptions.

Section 5.14.  Rollover of Units.  If the Series MSA Supplement for a Series of Trust specifies the Trust is authorized to offer Unitholders Rollover Distributions, the Trust is authorized to offer Rollover Unitholders the new Series of Units all as provided in the Series MSA Supplement and the Master Services Agreement.

Section 5.15.  Dissolution of Depositor. The bankruptcy, dissolution or termination of the Depositor for any cause whatsoever shall not operate to revoke or terminate the Trust, this Trust Agreement or any Series Supplement.

ARTICLE VI

RIGHTS OF UNIT HOLDERS

Section 6.01.  Ownership of Trust.  By the purchase and acceptance or other lawful delivery and acceptance of any Unit of a Series of Trust the Unitholder shall have an undivided beneficial interest in the assets of such Series of Trust designated by the Series Supplement and this Trust Agreement and vested with all right, title and interest in such Series of Trust to the extent of the Units as provided herein and therein and as further provided by the Master Services Agreement and Series MSA Supplement. Each Unit, when issued or transferred to a Unitholder in accordance with this Trust Agreement and the related Series Supplement, shall be validly issued, fully paid and nonassessable.

Section 6.02.  Rights, Terms and Conditions.  In addition to the other rights and powers set forth in the other provisions and conditions of this Trust Agreement the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a)  a Unitholder may at any time prior to the Evaluation Time on the date on which the related Series of Trust is dissolved tender his Units to the Trust Agents/Independent Contractors for redemption in accordance with the Master Services Agreement and Series MSA Supplement;

(b)  the death or incapacity of any Unitholder shall not operate to dissolve or terminate the Trust or the related Series of Trust nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust or that Series of Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Each Unitholder expressly waives to the fullest extent permitted by law any right to require the Trust at any time to account, in any manner other than as expressly provided in the Master Services Agreement and Series MSA Supplement, in respect of the assets from time to time received, held and applied by the Custodian; and

(c)  except as set forth herein, in the Series Supplement, in the Master Services Agreement and related Series MSA Supplement, no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust nor shall anything herein set forth be construed so as to constitute the Unitholders from time to time as partners or members of an association. The Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State.

ARTICLE VII

TRUSTEE

Section 7.01.  Appointment.  Wilmington Trust, National Association is hereby appointed by the Depositor to serve as the trustee of the Trust in the State for the sole purpose of satisfying the requirement of Section 3807(a) of the Act that the Trust have at least one trustee with a principal place of business in the State.

Section 7.02.  Duties.  The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under Section 3811 of the Act.  To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Unitholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Trust Agreement.

Section 7.03.     Qualifications.

(a)  The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

(b)  In case at any time the Trustee shall not meet the requirements set forth in Section 7.03(a) hereof, or the Trustee shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for the Trustee’s performance as shall be reasonably established from time to time by the Depositor, or if the Depositor determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more grossly negligent acts on the part of the Trustee with respect to the Trust, the Depositor may remove the Trustee and appoint a successor in accordance with the terms of Section 7.04 herein.

Section 7.04.  Removal and Resignation.  The Trustee may be removed by the Depositor upon 30 days prior written notice to the Trustee. The Trustee may resign upon 30 days prior written notice to the Depositor. No resignation or removal of the Trustee shall be effective except upon the appointment of a successor Trustee. If no successor has been appointed within such 30 day period, the Trustee or the Depositor may, at the expense of the Trust, petition a court to appoint a successor Trustee.

Section 7.05.  Successor.  Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 7.06.  Rights and Protections.

(a)  The Trustee agrees to perform its duties under this Trust Agreement in good faith, but only upon the express terms of this Trust Agreement.  Neither the Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated.

(b)  The Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Trust Agreement, except that such limitation shall not relieve the Trustee of any personal liability it may have to the Trust or the beneficial owners for the Trustee’s own bad faith, willful misconduct or gross negligence in the performance of its express duties under this Trust Agreement.  In particular, but not by way of limitation of the foregoing:

(i)  The Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees;

(ii)  No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

(iii)  Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust;

(iv)  The Trustee shall not be personally liable for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any Person other  than the Trustee or for the value of the Trust assets;

(v)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

(vi)  All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon; and

(vii)  The Trustee shall not be personally liable for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits.

(c)  The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter, the Trustee may for all purposes hereof rely on a certificate, signed by any director, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the relevant party, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d)  In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Depositor, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Depositor, consult with counsel, accountants and other experts, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants, or other experts selected by it in good faith.

(e)  Except as expressly provided in this Section, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust assets for payment or satisfaction thereof.

(f)  The Trustee shall be entitled to receive from the Trust with respect to each Series as compensation for its services hereunder, such fees as have been separately agreed upon with the Depositor.  The Depositor shall be jointly and severally liable for such compensation to the extent not promptly paid by the Trust.

(g)  Each of the Trust with respect to each affected Series and the Depositor shall be jointly and severally liable for, and hereby agrees to (i) reimburse the Trustee for all reasonable expenses incurred by it in connection with the execution and performance of its rights and duties hereunder (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee (in both its individual and trustee capacities) and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the “Covered Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that the foregoing arise out of or are imposed upon or asserted at any time against one or more Covered Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby (all of the foregoing as provided in clauses (i) and (ii) above are herein referred to collectively as “Expenses”), provided, however, that the Trust with respect to any Series and the Depositor shall not be required to indemnify a Covered Person for Expenses as a direct result of such Covered Person’s willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.  The rights of the Covered Persons and the obligations of the Trust and the Depositor under this Section shall survive the termination of this Trust Agreement and the resignation or removal of the Trustee.  The Covered Persons shall first request reimbursement from the Trust for Expenses but shall have recourse to the Depositor to the extent that any Expenses are not promptly paid by the Trust.

(h)  The Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.  If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor and such instructions shall constitute full and complete authorization and protection for actions taken by the Trustee in reliance thereon.  If the Trustee does not receive such instructions within five (5) Business Days after it has delivered to the Depositor such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice. Depositor shall provide written instructions to the Trustee as contemplated herein. Each instruction delivered by the Depositor to the Trustee shall certify to the Trustee that any actions to be taken pursuant to such instruction comply with the terms of this Trust Agreement and the Trustee may rely on such certification and instruction without inquiry except to the extent it has actual knowledge to the contrary.

(i)  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust or to any other Person, such Covered Person acting under this Trust Agreement shall not be liable to the Trust or to such other Persons for its good faith reliance on the provisions of this Trust Agreement.  To the extent that provisions of this Trust Agreement restrict or eliminate the duties (including fiduciary duties) and liabilities of a Covered Person otherwise existing at law or in equity, such provisions are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(j)  The Trustee shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(k)  The Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Trust Agreement.  The Trustee shall have no responsibility to record this Trust Agreement, to prepare or file any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any ownership or security interest or lien or to prepare or file any tax, qualification to do business or securities law filing or report.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.  Governing Law.  The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however, that the parties hereto and the Unitholders intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Depositor, the Trustee, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, (g) the existence of rights or interests (beneficial or otherwise) in trust assets, (h) the ability of beneficial owners or other persons to terminate or dissolve a trust, or (i) the establishments of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or beneficial owners that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Unitholders set forth or referenced in this Trust Agreement.  Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

Section 8.02.  Further Assurances.  The Depositor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Trust Agreement and the transfer of the assets to the Trust and the assignment of the assets to the respective Series, including the authorization to file any financing statements or amendments or continuation statements relating to the assets under the provisions of the UCC of any applicable jurisdiction.

Section 8.03.  Duration.  The Trust shall continue perpetually unless terminated pursuant to Section 8.04 hereof.

Section 8.04.  Dissolution; Sale of Assets.

(a)  The Trust shall dissolve and wind up its affairs in accordance with Section 3808 of the Act on the date upon which the last Series has terminated and all amounts finally due and owing to the Unitholders of the Securities are to be paid pursuant to the Series Supplements.  Upon the completion of winding up of the Trust, including the payment and/or the Depositor making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808 of the Act, and upon written instruction from the Depositor, the Trustee shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Act, at which time the Trust and this Trust Agreement shall terminate.  Except as permitted by or provided in the respective Series Supplement or related Master Services Agreement, the assets assigned to a Series shall not be liquidated or sold unless the Depositor shall have received the written consent of all of the Unitholders of the Securities of the affected Series.

(b)  With respect to a given Series of Trust, the Series shall dissolve upon the maturity, redemption, sale, termination or other disposition as the case may be of all assets held in that Series of Trust (including any Derivative Transactions entered into by that Series of Trust) hereunder unless sooner dissolved as hereinbefore specified, and shall dissolve at any time by the written consent of 66⅔% of the Unitholders of that Series of Trust; provided that in no event shall any Series of Trust continue beyond its Mandatory Termination Date.  The Depositor may direct the dissolution of a Series of Trust and make a final distribution to Unitholders (x) with respect to a Derivatives Trust Series if a default, termination event or similar event under a Derivative Agreement that necessitates performance thereunder has occurred allowing the termination thereof by the Trust, or (y) if specified in the Series Supplement, if as of a specified time after the end of the initial offering period the value of such Series of Trust as shown by any Trust Series Evaluation shall be less than a specified percentage of the total value of Securities and Derivative Transactions deposited in such Series of Trust during the initial offering period (determined as of the termination of the initial offering period).  If (a) within ninety days from the time that a Series of Trust’s registration statement has become effective under the Securities Act of 1933, as amended, the net worth of such Series of Trust declines to less than $100,000 (determined based on the Trust Series Evaluation as of such day), or (b) in the event that redemptions by the Depositor or any underwriter of Units of a Series of Trust constituting a part of the Units not theretofore sold to the public results in such Series of Trust having a net worth of less than 40% of the value of such Series of Trust (determined as of the termination of the initial offering period based on the Trust Series Evaluation as of such time), the Depositor shall terminate the Series of Trust and make a final distribution to Unitholders.  Upon the date of dissolution the registration books for that Series of Trust shall be closed.

In the event of any dissolution of any Series of Trust prior to its respective Mandatory Termination Date, the related Series of Trust shall proceed to liquidate the assets then held and make the payments and distributions provided for in the Master Services Agreement and Series MSA Supplement in cash, subject to Unitholders rights to In-Kind Distributions, if applicable.  Unitholders who do not effectively request an In-Kind Distribution, shall receive their distribution upon termination in cash.

On the Mandatory Termination Date of a Series of Trust, the related Series of Trust created hereby shall dissolve.  In connection with such dissolution, the Trust shall segregate such Securities as shall be necessary to satisfy distributions to Unitholders electing In-Kind Distributions.  With respect to a Derivatives Trust Series, the Depositor shall direct the termination of the Derivative Transactions.

With respect to a given dissolved Series of Trust, commencing no earlier than the business day following that date on which Unitholders must submit to the Trust Agents/Independent Contractors notice of their request to receive an In-Kind Distribution at termination, the Depositor on behalf of the Trust shall proceed to liquidate the assets then held not otherwise segregated for In-Kind Distributions and, as provided for in the Master Services Agreement and Series MSA Supplement:

(i)   the Series of Trust shall pay or reserve to provide for payment an amount equal to the sum of (i) accrued compensation for Trust Agents/Independent Contractors, (ii) any compensation due Trust Agents/Independent Contractors for extraordinary services in connection with such Series of Trust, and (iii) any costs, expenses or indemnities in connection with such Series of Trust as provided herein;

(ii)   the Series of Trust shall pay or reserve to provide for payment any amounts which may be required to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses, indemnities or other amounts incurred in connection with such Series of Trust; and

(iii)   the Depositor shall perform or otherwise cause an agent or designee of the Depositor to perform all activities, filings, computations and other acts as required to dissolve and wind-up the affairs of each Series of Trust under the Delaware Statutory Trust Act, and thereupon the Series of Trust and the related Series Supplement shall terminate.

Section 8.05.  Amendments.

(a)  This Trust Agreement may be amended from time to time by the Depositor and the Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to change any provision required by the Securities and Exchange Commission, the Commodity Futures Trading Commission or any other governmental or self-regulatory agency with jurisdiction as to the Trust, (iii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iv) to make such amendments as may be necessary (a) for any Series of Trust to continue to qualify as a RIC for federal income tax purposes if the Series of Trust has elected to be taxable as such under the Code, or (b) to prevent any Series of Trust from being deemed an association taxable as a corporation for federal income tax purposes if such Series of Trust has not elected to be taxable as a RIC under the Code or (c) for any Series of Trust to continue to qualify as a Grantor Trust for federal income tax purposes if such Series of Trust is treated as such under the Code.  With respect to a given Series of Trust, this Trust Agreement may not be amended, however, without the consent of all related Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities or the execution of any Derivative Agreement other than those specified in the related Series MSA Supplement or (2) to reduce the aforesaid percentage of related Units the holders of which are required to consent to certain of such amendments.  With respect to a given Series of Trust, this Trust Agreement may not be amended so as to reduce the interest in that Series of Trust represented by Units without the consent of all affected Unitholders.

(b)  With respect to a given Series of Trust, except for the amendments, changes or modifications as provided in Section 8.05(a) hereof or any other provision contained herein, the Depositor shall not consent to any waiver of the related Unitholders’ rights, other amendment, change or modification of the Trust Agreement without the giving of notice and the obtaining of the approval or consent of the related Unitholders representing at least 66⅔% of the Units then outstanding of the affected Series of Trust.  Nothing contained in this Section 8.05(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any waiver of Unitholders’ rights, amendment, change or modification of, or waiver of any right under this Trust Agreement without the consent of the Unitholders of all of the Units then outstanding of the affected Series of Trust and in no event may any amendment be made to a Series of Trust which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trust with the power to engage in business or investment activities other than as specifically provided in the Master Services Agreement and related Series MSA Supplement, (3) adversely affect the tax status of the Series of Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Series of Trust has elected to be taxed as a RIC for federal income tax purposes, result in a variation of the investment of Unitholders in the Series of Trust.

(c)  The Depositor and the Trustee may amend this Trust Agreement with respect to a Series of Trust electing RIC status as the Depositor deems necessary or advisable to cause the conversion of a Series of Trust from a “unit investment trust” to a “closed-end company” or to an “open-end company,” as those terms are defined in the Investment Company Act of 1940, as amended, provided that such conversion and any action taken in connection therewith shall require the affirmative vote or consent at a meeting of the Unitholders of such Series of Trust of the lesser of (a) 67% or more of the Units present at such meeting, if the holders of more than 50% of the outstanding Units of such Series of Trust are present or represented by proxy or (b) more than 50% of the outstanding Units of such Series of Trust.

(d)  The Trustee shall not be obligated to enter into any amendment of this Trust Agreement which affects the rights, duties, liabilities, indemnities or immunities of the Trustee, and no such amendment shall be effective without, in each specific instance, the prior written consent of the Trustee.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that such amendment is authorized or permitted by this Trust Agreement and that all conditions precedent to the execution and delivery of such amendment by the Trustee have been satisfied.  Notwithstanding anything contained herein to the contrary, with respect to any proposed amendment, the Trustee shall not have any obligation to determine whether any such proposed amendment materially and adversely affects any Unitholder, which determination shall be made by the Depositor with written notification thereof to the Trustee.

Section 8.06.  Statutory Trust Not Business Trust.  The Trust created hereby is intended to be a “statutory trust” under the Act and nothing herein or in a Series Supplement is intended to imply that the Trust (or any Series) is a “business trust” for any federal, state or other tax purpose or is entitled to engage in any business or other activity other than those permitted by Section 2.04 hereof.

Section 8.07.  Notices.  Any notice or other instrument in writing with respect to this Trust Agreement which is given to the Depositor or Olden Lane Securities LLC shall be sufficiently given if addressed to and received by the respective addressee at the address for notices set forth in the Master Services Agreement.  Any notice or other instrument in writing with respect to this Trust Agreement which is given to the Trust shall be sufficiently given if addressed to and received by the Trustee addressed as follows:

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001
Attention:  Corporate Trust Administration

Any notice or other instrument in writing with respect to this Trust Agreement which is given to the Trustee shall be sufficiently given if addressed to and received by the Trustee addressed as set forth above.

Section 8.08.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement.

Section 8.09.  Counterparts.  This Trust Agreement may be executed in several counterparts each of which shall be regarded as the original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Master Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

OLDEN LANE SECURITIES LLC, as Depositor

By:	/s/ Michel Serieyssol
Name: Michel Serieyssol
Title: Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Slaybaugh
Name: Christopher J. Slaybaugh
Title: Vice President

Master Trust Agreement – Signature Page

Exhibit A
To Master Trust
Agreement
Form of Series Supplement

Exhibit B
To Master Trust
Agreement

Form of Master Services Agreement

Exhibit C
To Master Trust
Agreement

Form of Certificate of Trust

Exhibit D
To Master Trust
Agreement

Form of Unit Certificate

[If requested by Depository Trust Company]